AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
                                 March 7, 2005

                       REGISTRATION NO. 333-123164


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM SB-2
                                 AMENDMENT NO. 1



             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CALCITE CORP.

                 (Name of small business issuer in our charter)

                                     Nevada
         (State or other jurisdiction of incorporation or organization)



             7389                          ----------------------------------
(Primary standard industrial              (I.R.S. Employer Identification No.)
 classification code number)

                           32 Gainsborough Drive S.W.
                            Calgary, Alberta T3E 4W7
                            Phone Number 403.249.9484
             (Address and telephone of principal executive offices)


                           Michael J. Morrison, Chtd.
                         1495 Ridgeview Drive, Suite 220
                                 Reno, NV 89509
                             Telephone 775.827.6300
               (Name, address and telephone of agent for service)

                  Approximate date of commencement of proposed
              sale to the public: As soon as practicable after the
                 effective date of this Registration Statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                       CALCULATION OF REGISTRATION FEE (1)

Title of class of                             Proposed maximum              Amount of
securities to be registered               aggregate offering price        Registration Fee
and number of shares
------------------------------------------------------------------------------------------
Common Stock, $0.001 par value per share        $380,000.00                    $44.73
 3,800,000 shares



                          Total Registration Fee $44.73

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (c).

Registrant hereby amends this registration statement on the date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the securities act of 1933, or until the registration statement shall become effective on the date as the Commission, acting pursuant to said section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell nor the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

                                  CALCITE CORP.

                         3,800,000shares of Common Stock

The registration statement of which this prospectus is a part relates to the offer and sale of 3,800,000shares of our common stock by the selling security holders. The fixed price for the offer and sale of the shares shall be $.10 until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS", AT PAGE 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.


The date of this preliminary prospectus is July __, 2005.

                                TABLE OF CONTENTS

                                                                            Page

Front Cover Page of Prospectus                                                1
Inside Front and Outside Back Cover Pages of Prospectus                       2
Summary Information                                                           5
     Prospectus Summary                                                       5
     The Offering                                                             5
     Financial Summary Information                                            5
Risk Factors                                                                  6
     Risks Related to Our Company and Proposed Business                       6
Our Status As A Development Stage Company With, Minimal Assets,
     And Nominal Revenues Subjects Your Investment To A High
     Degree Of Risk Because We Have A Limited History Of
     Operations
We May Have Substantial Near-Term Capital Needs And No Source
     Of Additional Funding, So We May Not Be Able To Operate
     Past The Initial 12 Months Of Operations
We Have Substantial Long-Term Capital Needs And No Source Of
     Additional Funding
We Have A Poor Financial Condition And May Be Unable To
     Adequately Develop Our Business Or Earn A Profit
Our Management Will Devote Limited Attention To Our Business
     Operations And This May Limit The Development Of Our
     Business
We Have Little Managerial Expertise In The Development Or
     Dissemination Of Energy Information And This May Cause Our
     Business To Suffer
Our Lack Of Substantial Revenues And Profits, Combined With Our
     Losses, Make It Difficult For Us To Succeed As A Business.
     We May Fail To Fully Develop Our Business
There Is No Public Market For Our Common Stock And You May Be
     Unable To Sell Your Shares.
If We Are Unable To Attract And Retain Qualified Personnel With
     Energy-Related Experience
If The Securities Do Not Meet Blue Sky Resale Requirements, You
     May Be Unable To Resell Your Securities.
Voting Control Of Our Company Is Held One Shareholder And Other
     Shareholders Will Have Little Or No Ability To Affect
     Control Of The Company.
     Risks Related To Our Operations                                          7
Our Auditor Has Expressed Substantial Doubt About Our Ability
     To Continue As A Going Concern
We Depend On Our Management And, If We Lose Their Services, Our
     Ability To Manage The Day-To-Day Aspects Of Our Business
     Will Be Weakened
The Operation, Administration, Maintenance And Repair Of Our
     Systems Are Subject To Risks That Could Lead To Disruptions
     In Our Services And The Failure Of Our Systems To Operate
     As Intended For Their Full Design Life
The Failure Of Our Business And Operations Support Systems To
     Perform As We Expect Could Impair Our Ability To Retain
     Customers And Obtain New Customers, Or Provision Their
     Services, Or Result In Increased Capital Expenditures
Intellectual Property And Proprietary Rights Of Others Could
     Prevent Us From Using Necessary Technology.
     Risks Related to Competition and Our Industry                            8
Technological Advances And Regulatory Changes May Erode
     Revenues Which Could Be Derived From Internet Operations,
     Which Could Increase Competition And Put Downward Pressure
     On Prices For Our Proposed Services.
Many Of Our Competitors And Potential Competitors Have Superior
     Resources, Which Could Place Us At A Cost And Price
     Disadvantage.
We Depend On Third Parties For Many Functions. If The Services
     Of Those Third Parties Become Unavailable To Us, We May Not
     Be Able To Conduct Our Business
Our Inability To Raise Additional Capital May Result In Our
     Business Failing And The Loss Of Your Entire Investment.
Protection Of The Company's Intellectual Property Is Limited
Penny Stock Regulations May Limit The Potential Purchasers Of
     Our Stock In Any Market That May Develop.
Use of Proceeds                                                               8
Determination of Offering Price                                               8
Dilution                                                                      9
Selling Security Holders                                                      9
Plan of Distribution                                                         11
Legal Proceedings                                                            12
Directors, Executive Officers, Promoters and Control Management              12
Security Ownership of Certain Beneficial Owners and Management               13
Description of Securities                                                    14
     Common Stock                                                            14
     Shares Eligible for Future Sale                                         14

Interest of Named Experts and Counsel                                        15
Disclosure of Commission Position on Indemnification
     for Securities Act Liabilities                                          15
Description of Business                                                      16
Management's Discussion and Analysis or Plan of Operation                    20
Description of Property                                                      21
Certain Relationships and Related Transactions                               21
Market for Common Equity and Related Stockholder Matters                     21
Executive Compensation                                                       22
Financial Statements                                                         22
Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure                                                         33
Indemnification                                                              33
Other Expenses of Issuance and Distribution                                  33
Recent Sales of Unregistered Securities                                      33
Undertakings                                                                 35
Signatures                                                                   35
Exhibits                                                                     35

                               SUMMARY INFORMATION

PROSPECTUS SUMMARY

You should read carefully all information in the prospectus including its detailed information and the financial statements and their explanatory notes before making an investment decision.

Our Company is in the development stage and we have not produced any revenues.


The Company plans to market a proprietary water enhancement product, under the name "Cal Cite" water softener, throughout North America (including Canada, the US and Mexico). The water softener is a new technology water softening device using a radio frequency technology for de-ionizing the calcium and magnesium deposits found in most municipal and rural water systems. The technology uses radio frequencies to soften the water.

We have developed the product in-house and intend, in the near future, to apply for a patent for the product with the US patent office in the United States and with the National patent office in Canada.



Our Company is not a blank check company, as that term is defined under Rule 419 of Regulation C, and does not intend to merge or acquire another company in the foreseeable future.

THE OFFERING



Securities Offered         3,800,000shares of Common Stock.

Offering Price Per Share   $.10.  The fixed price for the offer and sale
                           of the shares shall be $0.10 per share until the shares of common stock becomes quoted on the OTC
                           Bulletin Board or other specified securities exchange.

Offering                   The Shares are being offered by the
                           selling securities holders.

Proceeds                   The Company will receive no proceeds
from this offering.

Number of Shares           Before the Offering: 15,800,000 Shares of Common
Outstanding                Stock. After the Offering: 15,800,000
                           Shares of Common Stock

                          FINANCIAL SUMMARY INFORMATION

Because this is only a financial summary, it does not contain all the financial information that may be important to you. You should also read carefully all the information in this prospectus, including the financial statements included in this prospectus and their explanatory notes.

Balance Sheet Data:          10/31/04
-------------------         ----------
CASH                         $     234

ACCOUNTS RECEIVABLE          $      0

TOTAL CURRENT ASSETS         $    234

TOTAL LIABILITIES            $ 23,125

STOCKHOLDERS'EQUITY          $(22,891)
(Deficit)

                                  RISK FACTORS

Our forward-looking statements are subject to a variety of factors that could cause actual results to differ significantly from current beliefs and expectations The operation and results of our business are subject to risks and all of the material risks are set forth in this section, as follows:

               RISKS RELATED TO OUR COMPANY AND PROPOSED BUSINESS

Our Status as a Development Stage Company with, Minimal Assets, and No Revenues Subjects Your Investment to a High Degree of Risk Because We Have A Limited History of Operations, May Fail in Our Business, Cease Operations and You May

Lose Your Entire Investment.

We only recently started our business operations, have extremely limited financial resources and no revenues . We cannot assure that we will ever generate sufficient revenues to develop successful operations, or make a profit. We have a limited operating history for investors to evaluate our business strategy. We will, in all likelihood, sustain operating expenses without corresponding revenues. This may result in our incurring an initial net operating loss until we either generate revenues sufficient to sustain operations, of which there can be no assurance, or we complete future financing, of which there can be no assurance. There is no assurance that our Company will ever produce significant revenues or profits in the near future, or at all. As a result of our limited operating history, we have limited insight into trends that may emerge and affect our business. You must consider the risks and difficulties frequently encountered by development stage companies. Therefore, your investment is at high risk because we may fail in our business, cease operation and you may lose your entire investment.

We Have Substantial Near-Term Capital Needs and No Source of Additional Funding, So We May Not Be Able to Operate and We May Never Commence Operations and You May Lose Your Entire Investment.

We currently have no source of funds, and have only raised cash through investment funding, to date, in the amount of $38,000. We expect to sustain our operations with investment funds which we intend to raise and sales revenues, assuming we are able to commence operations. We anticipate we will require $60,000 to operate for a period of approximately 12 months. However, depending on the development and activities of our business, and unforeseen and unanticipated events in our business, we may require additional funding in excess of $60,000 over the next 12 months to develop our business. We currently need immediate additional funding. Our capital requirements will depend on many factors including, but not limited to, the timing of further development of our business. If adequate funds are not available, as and when needed, we may be required to curtail operations or obtain funds by entering into collaboration agreements on unattractive terms. Our inability to raise capital could impair the technical and presentational aspects of our business and our marketing abilities. In fact, if we do not obtain the necessary funding, we may be forced to cease operations. If our business is not successful, we may fail, cease operations and you may lose your entire investment.

We Have Substantial Long-Term Capital Needs and No Source of Additional Funding, So We May Not Be Able To Operate Past the Initial 12 Months of Operations.

We anticipate we may need substantial additional financing, in amounts not yet known or determined by us, in the next 12-24 months to further develop our business and services and to market our proposed products. The level of expenditures required for these activities will depend in part on whether we develop and market our products independently or with other companies through collaborative arrangements. At this time, we have no known source and have not inquired into sources for collaborative arrangements. If adequate funds are not available, we may be unable to develop our operations to a sufficient level to generate revenues or become profitable.

We Have a Poor Financial Condition and May be Unable to Adequately Develop our Business or Earn a Profit, So We May Fail and You May Lose Your Entire Investment.

Because we have a very limited operating history, minimal assets, and no revenues, an investor cannot determine if we will ever be profitable. We will likely experience financial difficulties during our operational development and beyond. We may be unable to operate profitably, even if we develop operations and generate revenues. We plan to generate revenues from selling our products to third parties, but there can be no assurance that we will be successful in our plan of operations or generate a profit, or if our revenues will exceed our costs. Our poor financial condition could adversely affect our ability to provide our proposed products. If our business is not successful, we may fail, cease operations and you may lose your entire investment.

Our Management Will Devote Limited Attention to Our Business Operations and this May Limit the Development of Our Business And We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment.


Since we do not have sufficient cash available to pay our management for their services, our management personnel will all be devoting their efforts to other businesses and will only devote ten (10) hours each per week of their time to our Company's business, for a total of thirty (30) hours per week. This lack of full-time attention from our management could result in our business not developing as well or as fast as it otherwise could, or it may result in the failure of our business and the loss of your entire investment. In addition, two of our three officers/employees do not have an equity ownership in our Company and this could lead to a lack of interest or reduced time spent on the business of the Company.

We Have Little Managerial Expertise in the Marketing or Production of Water Softeners and This May Cause Our Business to Suffer And We May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment.

Because our management has little experience in marketing or the production of water softeners, our abilities in this area may be limited and our business may suffer. Even if our management develops a sufficient level of marketing experience, it may be unable to particularize or adapt its marketing experience to the needs of our potential customers or the marketplace for our proposed products. In addition, even if our management develops a sufficient level of production experience, it may be unable to particularize or adapt its production experience to produce a product that meets the needs of our potential customers or the marketplace for our proposed products. If our management is unable to develop or gain the necessary expertise to operate our business, we may fail in our business, cease operations and you may lose your entire investment.


Our Lack of Any Revenues and Profits, Combined With Our Losses, Make it Difficult for Us to Succeed as a Business. We May Fail to Fully Develop Our Proposed Products and May Fail in Our Business, Cease Operations and You May Lose Your Entire Investment.

We have no revenues and limited anticipated revenue sources, yet we have significant costs and losses. Our products have not yet been marketed, but we continue to refine and develop them. We cannot assure you that we will obtain the necessary working capital or expertise to fully develop our proposed products. Thus, we may fail in our business, cease operations and you may lose your entire investment.

There is No Public Market for Our Common Stock and You May be Unable to Sell Your Shares.

There is no established public trading market or market maker for our securities. There can be no assurance that a market for our common stock will be established or that, if established, a market will be sustained. Therefore, if you purchase our securities you may be unable to sell them. Accordingly, you should be able to bear the financial risk of losing your entire investment.

If We Are Unable To Attract and Retain Qualified Personnel with Water Softener-Related Experience, Our Business Could Suffer, and You Could Lose Your Entire Investment.

Our current and future success depends on our ability to identify, attract, hire, train, retain and motivate highly skilled technical, managerial, sales and marketing, customer service and professional personnel with water softener experience. We may be unable to successfully attract, assimilate or retain sufficiently qualified personnel. If we fail to retain and attract the necessary managerial, sales and marketing, technical and customer service personnel, we may not develop a sufficient customer base to adequately fund our operations and our business could fail, and you would lose your entire investment.

If the Securities Do Not Meet Blue Sky Resale Requirements, You May Be Unable to Resell Your Securities.

The securities offered by this prospectus must meet the Blue Sky resale requirements, which are state securities laws, rules and regulations regarding the purchase and sale of securities in the states in which the proposed purchasers reside. If we fail to meet these qualifications, you may not be able to sell your securities without compliance with the Blue Sky laws and the securities may be of little or no value to you. Since we have extremely limited capital, we may not be able to afford the expenses necessary to meet Blue Sky requirements. We currently intend to meet Blue Sky Requirements in the States of Florida and South Carolina and we are estimating $1,000 in expenses to meet these requirements.

Voting Control Of Our Company Is Held One Shareholder And Other Shareholders Will Have Little Or No Ability To Affect Control Of The Company.

Mr. Denischuk, our Controlling Shareholder, owns 76% of the total issued and outstanding shares of our stock and has virtually total control over all decisions, so you will have little or no ability to control the Company or our business.

Because Mr. Denischuk has such a large stock ownership position in our company, you, as a shareholder, have very little ability to exercise any control over the Company or its operations. The vast majority of decisions in the Company are decided by majority control, which is firmly held by Mr. Denischuk and your vote of your shares will have little or no impact on the action by shareholders.

                         Risks Related to Our Operations

Our Auditor Has Expressed Substantial Doubt About Our Ability To Continue As a Going Concern and If We Fail To Produce Revenues, We May Fail in Our Business, Cease Operations, and You May Lose Your Entire Investment.

Our independent auditor has reviewed our financial data and information and rendered an opinion that he has substantial doubt about our ability to develop our business and become successful because we have limited financial resources. If we fail, you may lose your entire investment.

We Depend On Our Management And, If We Lose Their Services, Our Ability To Manage The Day-To-Day Aspects Of Our Business Will Be Weakened. We May Not Be Able To Hire And Retain Qualified Personnel, Which Could Adversely Affect Our Operating Results. Thus, We May Fail In Our Business, Cease Operations, And You May Lose Your Entire Investment.

We are highly dependent on the services of our management, Mssrs. Denischuk, Taylor and Milne. The loss of the services of these three members could cause us to make less successful strategic decisions, which could hinder the introduction of new services or make us less prepared for technological or marketing problems, which could reduce our ability to serve our customers or lower the quality of our services.

We believe that a critical component for our success will be the attraction and retention of qualified, professional technical and sales personnel. We may not be able to attract, develop, motivate and retain experienced and innovative personnel. If we fail to do so, there will be an adverse effect on our ability to generate revenue and operate our business. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

Intellectual Property And Proprietary Rights Of Others Could Prevent Us From Using Necessary Technology. If We Are Unable To Use Necessary Technology, This Could Cause Us To Fail In Our Business, Cease Operations, And You May Lose Your Entire Investment.

While we do not believe that there exists any technology patented by others, or other intellectual property owned by others, that is necessary for us to market our proposed products, there can be no assurances in this regard. If there is intellectual property that is owned by others for we which we have no license, we would have to negotiate such a license for the use of that property. We may not be able to negotiate such a license at a price that is acceptable. This could force us to cease offering products and services incorporating such property. Thus, we may fail in our business, cease operations, and you may lose your entire investment.

                  Risks Related to Competition and Our Industry

Technological Advances And Regulatory Changes May Erode Revenues Which Could Be Derived From Internet Operations, Which Could Increase Competition And Put Downward Pressure On Prices For Our Proposed Services.

New technologies and regulatory changes, particularly those relating to water quality standards, if any, could impair our prospects, put downward pressure on prices and adversely affect our operating results.


We face potential changes in technologies and regulatory aspects related to water softener products. These potential changes could place downward pressure on prices for water softener products, which can adversely affect our operating results. If we are not able to compete effectively under any changes in technologies and/or regulatory aspects of our industry, our operating results could be adversely affected.

Our Competitors could impair our prospects, put downward pressure on prices and adversely affect our operating results.

We face potential competition in our market from the incumbent providers of water softener products. This potential competition places downward pressure on prices for water softener products, which can adversely affect our operating results. In addition, we could face competition from other companies we have not yet identified or which may enter into the market. If we are not able to compete effectively with these industry participants, our operating results would be adversely affected.



Many Of Our Competitors And Potential Competitors Have Superior Resources, Which Could Place Us At A Cost And Price Disadvantage. Thus, We May Never Realize Revenues Sufficient To Sustain Our Operations And, We May Fail In Our Business, Cease Operations And You May Lose Your Entire Investment.

Many of our competitors and potential competitors may have significant competitive advantages, including greater market presence, name recognition and financial, technological and personnel resources, superior engineering and marketing capabilities, and significantly larger customer bases. As a result, some of our competitors and potential competitors can raise capital at a lower cost than we can, and they may be able to adapt more swiftly to new or emerging technologies and changes in customer requirements, take advantage of acquisition and other opportunities more readily, and devote greater resources to the development, marketing and sale of products and services than we can. Also, our competitors' and potential competitors' greater brand name recognition may require us to price our services at lower levels in order to win business. Our competitors' and potential competitors' financial advantages may give them the ability to reduce their prices for an extended period of time if they so choose. Thus, we may never realize revenues sufficient to sustain our operations and, we may fail in our business, cease operations and you may lose your entire investment.

We Depend On Third Parties For Many Functions. If The Services Of Those Third Parties Become Unavailable To Us, We May Not Be Able To Conduct Our Business. Thus, We May Never Realize Revenues Sufficient To Sustain Our Operations And, We May Fail In Our Business, Cease Operations And You May Lose Your Entire Investment.

We depend and will continue to depend upon third parties to:

      o install and/or upgrade some of our systems and provide equipment and maintenance;
      o     provide internet access for our website and marketing activities.

      o We cannot provide any assurances that third parties will perform their contractual obligations or that they will not be subject to political or economic events which may have a material adverse effect on their ability to provide us with necessary services. If they fail to perform their obligations, or if any of these relationships are terminated and we are unable to reach suitable alternative arrangements on a timely basis, we may not be able to conduct our business. Thus, we may never realize revenues sufficient to sustain our operations and, we may fail in our business, cease operations and you may lose your entire investment.

Our Inability To Raise Additional Capital May Result In Our Business Failing And The Loss Of Your Entire Investment.

The Company cannot offer assurances that funds will be raised when we require it or that the Company will be able to raise funds on suitable terms, as and when needed. Failure to obtain such financing as and when needed could delay or prevent the Company's proposed business operations, which could result in the Company's inability to continue to conduct business, poor financial results and revenues and poor results of operations. If additional capital is raised through the sale of additional equity or convertible securities, dilution to the Company's stockholders is likely to occur.

The Company Has No Intellectual Property.

The Company has not applied for protection of its name as a service mark, or obtained any website. There is no assurance a service mark will be granted, if applied for, or, if granted, that the Company will be able to successfully defend its service mark if contested or infringed upon. We also intend to apply for a patent for the CalCite product in the U.S., Canada, Europe and Mexico, but there is no assurance it will be granted in any of those locations, or if granted, that we will be able to afford to, or successfully defend our patent against any claimants who may claim that some aspect of our patent application may infringe on their respective technology and/or patent(s).

Penny Stock Regulations May Limit The Potential Purchasers Of Our Stock In Any Market That May Develop.

Broker-dealer practices in connection with transactions in "PENNY STOCKS" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission (the "SEC" or the "Commission"). Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on NASDAQ provided that current price and volume information with respect to transactions in such securities is provided by the exchange or trading system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. The Company's securities are presently subject to the penny stock rules, and, as a result, investors may find it more difficult to sell its securities.

                                 USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the sale of the securities by the selling security holders.

                         DETERMINATION OF OFFERING PRICE

The offering price for the sale of the shares was set arbitrarily and shall be $.10 per share until the shares of common stock becomes quoted on the OTC Bulletin Board or other specified securities exchange.

                                    DILUTION

Not applicable. We are not registering any unissued shares in this registration statement.

                            SELLING SECURITY HOLDERS


The securities are being sold by the selling security holders named below. The selling security holders each acquired their respective shares in a private placement transaction, in March 2004, for US$.01 per share. The table indicates that all the securities will be available for resale after the offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering. We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities.


Beneficial                                         Beneficial
Ownership                                          Ownership
                                                                        Maximum Number
Name (1)(3)                                   Before Offering           of Shares Being      Shares After
                                           Shares          Percent      Offered              Offering (2)
Stark Stacey                                1,000            <1%          1,000              0
Warness Stajen                            600,000            3.8%       600,000              0
Warness Jadden                            180,000            1.1%       180,000              0
Villecourt Denise                         500,000            3.2%       500,000              0
Villecourt Rita                             1,000            <1%          1,000              0
Lancaster Karen                             1,000            <1%          1,000              0
McMahon Maureen                             1,000            <1%          1,000              0
Tse Victor                                    500            <1%            500              0
Hagel Len                                   1,000            <1%          1,000              0
Villecourt Denis                            1,000            <1%          1,000              0
Taylor Anthony A                              600            <1%            600              0
Amery Sine                                  1,100            <1%          1,100              0
Durward Jim                                 1,000            <1%          1,000              0
Groenveld Jack                              1,000            <1%          1,000              0
Adams Steward                               1,000            <1%          1,000              0
Gatmi Mike                                  1,000            <1%          1,000              0
Bryksa Haley                              500,800            3.2%       500,800              0
Onulov Ilie                                 1,000            <1%          1,000              0
Stanford Susan                              1,000            <1%          1,000              0


                                       9

Babcook Randy                               1,000            <1%          1,000              0
Perkins Michael                             1,000            <1%          1,000              0
Salvatore Sam                               1,000            <1%          1,000              0
Hermes Capital Investment Ltd. (4)        145,000            <1%        145,000              0
Vlahovic Milic                            630,000            4.0%       630,000              0
Whelan Mark                                 1,000            <1%          1,000              0
Reed Kirk                                   1,000            <1%          1,000              0
Trethewey Derek                             2,000            <1%          2,000              0
Kaerns David                                1,000            <1%          1,000              0
Graham Richard                              2,500            <1%          2,500              0
Henchall Loesha                           550,000            3.5%       550,000              0
Schaper Christa E                           1,000            <1%          1,000              0
Goods Bill                                  5,000            <1%          5,000              0
Farncombe Sheri                             1,000            <1%          1,000              0
Wetter Vanessa                              1,000            <1%          1,000              0
Gilmour Gordon                              1,000            <1%          1,000              0
Sillito Sandi                               1,000            <1%          1,000              0
Bucci Joe                                   1,000            <1%          1,000              0
Parks Blaine K                              1,000            <1%          1,000              0
Albery Malcolm                            640,000            4.1%       640,000              0
Cozac Darryl                                1,000            <1%          1,000              0
Dalla Longa Dan                             1,000            <1%          1,000              0
Haigh Jacqueline                            1,000            <1%          1,000              0
Hall Graeme                                 1,000            <1%          1,000              0
Hall Tyler                                  1,000            <1%          1,000              0
Holt Peter                                  1,000            <1%          1,000              0
Martens Eric                                1,000            <1%          1,000              0
McIntyre Lawrie                             1,000            <1%          1,000              0
Rix Gordon                                  1,000            <1%          1,000              0
Taillieu Mavis                              1,000            <1%          1,000              0
Walters George                              1,000            <1%          1,000              0
Walters Richard                             1,000            <1%          1,000              0
Barber Chris                                1,000            <1%          1,000              0
McMaster Joe                                1,000            <1%          1,000              0
Nalley Skeete                               1,000            <1%          1,000              0
Wattling Vera & Gordon                      1,000            <1%          1,000              0
Lunn Geri-Ann                               1,000            <1%          1,000              0
Rombs Iona                                    500            <1%            500              0
                  Total                 3,800,000       3,800,00

      (1) None of the selling security holders have, or ever had, any material relationship with our corporation or any of its predecessors and/or affiliates. None of the individual shareholders are affiliated, directly or indirectly, with any of the other shareholders, or with the corporate shareholders, except as set forth in footnote 4 below.

      (2)   Assumes the sale of all shares offered by Selling Security Holder.

      (3) None of the selling shareholders are broker-dealers or affiliated with broker-dealers.


      (4) Hermes Capital Investment Ltd. - control person is Vlahovic Family Trust, the trustee and a beneficiary of which is Milic Vlahovic, a shareholder;



We intend to seek qualification for sale of the securities only in the States of Florida and South Carolina, where we are informed and believe securities will be offered. That qualification is necessary to resell the securities in the public market and only if the securities are qualified for sale or are exempt from qualification in those states. There is no assurance that those states will approve resale of our securities. Selling shareholders are informed, through this prospectus, that we are seeking qualification for the sale of the securities in those states. We intend to seek qualification for sale of the securities in these states only. The Company will pay the selling shareholder's expenses in this offering. The Selling Shareholders will each enter into a separate lock-up agreement whereby each Selling Shareholder will agree to not sell or attempt to sell their respective shares unless and until the shares are registered or qualified in the States of Florida and South Carolina, or any other state. In furtherance of this lock-up agreement, each Selling Shareholder will deliver to Michael J. Morrison, Esq., as Trustee, their respective stock certificate(s) representing all of the shares they own and are respectively having registered under this registration statement, and the certificates will be held by the Trustee until the shares are registered or qualified in the States of Florida and South Carolina, or any other state. At that time, the Trustee will deliver the certificates to the respective Selling Shareholders.

                              PLAN OF DISTRIBUTION

The fixed price for the offer and sale of the shares shall be $.10 per share until the shares of common stock become quoted on the OTC Bulletin Board or other specified securities exchange.

Any of the selling security holders, acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting an illegal distribution of the securities on behalf of our corporation. For instance, an illegal distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this prospectus.

In addition, the selling security holders and any brokers and dealers through whom sales of the securities are made may be deemed to be "Underwriters" within the meaning of the Securities Act, and the commissions or discounts and other compensation paid to the persons may be regarded as underwriters' compensation.

The selling security holders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of the pledges, accounts or loan transactions. Upon default by the selling security holders, the pledge in the loan transaction would have the same rights of sale as the selling security holders under this prospectus. The selling security holders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any transfer the transferee would have the same rights of sale as the selling security holders under this prospectus.

The securities offered by this prospectus may be sold by the selling security holders or by those to whom the shares are transferred. We are not aware of any underwriting arrangements that have been entered into by the selling security holders. The distribution of the securities by the selling security holders may be effected in one or more transactions that may take place in the over-the-counter market, assuming a market for our securities exists, including broker's transactions, privately negotiated transactions or through sales to one or more dealers acting as principals in the resale of these securities.

In addition to, and without limiting, the foregoing, each of the selling security holders and any other person participating in a distribution will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling security holders or any other person. Furthermore, transferees who replace selling security holders will need to be named in the prospectus filed as part of a post-effective amendment to this registration statement before they may accede to the rights of the named selling security holder.

There can be no assurances that the selling security holders will sell any or all of the securities. In order to comply with state securities laws, if applicable, the securities will be sold in jurisdictions only through registered or licensed brokers or dealers. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The Company will pay the selling shareholder's expenses in this offering, estimated to be $1,000.00. Under applicable rules and regulations of the Exchange Act, as amended, any person engaged in a distribution of the securities may not simultaneously engage in market-making activities in these securities for a period of one to five business days prior to the commencement of the distribution.

All of the foregoing may affect the marketability of the securities. Pursuant to the various agreements we have with the selling securities holders, we will pay all the fees and expenses incident to the registration of the securities, other than the selling security holders' pro rata share of underwriting discounts and commissions which is to be paid by the selling security holders.

                                LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve CalCite Corp.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

(a)   Directors and Officers

The members of the Board of Directors serve until the next annual meeting of the stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. There are no agreements for any officer or director to resign at the request of any other person, and none of the officers or directors named below is acting on behalf of, or at the direction of, any other person.


Our officers and directors will each devote ten (10) hours per week of their time to the business of the Company. Information as to the directors and executive officers is as follows:



     Name                         Age      Position

      Daniel Denischuk
      32 Gainsborough Drive S.W.  54       President and Director
      Calgary, Alberta T3E 4W7

      Lawrence Taylor
      10 Point McKay Cr. N.W.     40        Treasurer and Director
      Calgary, Alberta T3B 5B4

      Thomas Milne
      2311 Erlton Pl. S.W.
      Calgary, Alberta T2S 2Z3    56       Secretary and Director

Daniel Denischuk has been the President and a Director of the Company since March 2004. From 1989 to present, he has been self-employed as a financial planner. Mr.Denischuk received a BA degree in Business Administration from the Southern Alberta Institute of Business and Technology in 1990.He has also received Diplomas for completion of courses in Internet Publishing, multi-Media and E-Commerce, Computer Science, Computer Graphics, Network Technology and Computer Programming from various colleges and institutes.

Lawrence Taylor has been the Secretary and a Director of the Company since March 2004. From 2000-present, he has served as an independent, self-employed technical consultant and internet architect, developing websites and related marketing strategies.


Thomas Milne has been the Secretary and a Director of the Company since March 2004. From September 2002 to present, he has served as a partner in Meyers Norris Penny/Tamarack Group, a consulting firm providing management consulting services to mid-market businesses in Alberta, Canada. Representantive clients are positioned in the light manufacturing, agriculture and oil and gas service industries. From 2000 to September 2002, he served as CFO and a Director for China Broadband Corp., a public corporation engaged in providing wireless internet services in China, now known as Big Sky Energy Corp., and engaged in the oil and gas exploration business in Asia. From 1999-2000, he served as President of MerBanco Capital Inc., a Calgary-based merchant banking firm servicing small public and private companies. Mr. Milne has a degree in Business Administration from Mount Royal College, in Calgary.


(b) Significant Employees.

Other than the officers of the Company, there are no employees who are expected to make a significant contribution to our corporation.

(c) Family Relationships.

There are no family relationships among our officers, directors, or persons nominated for such positions.

(d) Legal Proceedings.
No officer, director, or persons nominated for these positions, and no promoter or significant employee of our corporation has been involved in legal proceedings that would be material to an evaluation of our management.

(e) Management Compensation


The Company was charged $12,000 by Mr. Denischuk for consulting fees with respect to services provided in organizing the corporation. These fees were paid by the issuance of 12,000,000 common shares of the Company at $0.001 per share. The officers and directors currently do not receive any form of compensation for their services to CalCite. However, two (2) of our officers/employees, Mr. Taylor and Mr. Milne, own no shares of Common Stock in the Company. In the future, if cash flow permits, CalCite intends to pay competitive compensation to its officers to help ensure a successful marketing and sales outcome for the Company, of which there can be no assurance. The Company may also provide stock options to employess, but currently has no plans or arrangements to do so, and has not discussed this issue with any employees.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth each person (a) who is a member of management and
(b) known to CalCite Corp. to be a beneficial owner of five percent (5%) or more of our common stock, as of July 15, 2005. Each person will have sole voting and investment power with respect to the shares shown.


                     SECURITY OWNERSHIP OF BENEFICIAL OWNERS



Title of Class  Name of Owner Shares Beneficially Owned     Percentage Ownership
Common  Daniel T. Denischuk           12,000,000                 76%

Total Shares Held                     12,000,000                 76%

      All the shares listed above were acquired by the holder in March 2004 and are restricted pursuant to Rule 144.

                        SECURITY OWNERSHIP OF MANAGEMENT

Title of Class Name of Owner Shares Beneficially Owned     Percentage Ownership
Common  Daniel T. Denischuk           12,000,000                 76%


Total Shares Held                     12,000,000                 76%


      All the shares listed above were acquired by the holder on April 2, 2004 and are restricted pursuant to Rule 144.


All Officers and Directors as a Group 12,000,000 Direct 76% (Approx.) (1 Individual).

(c) Changes in Control.

There are currently no arrangements, which would result in a change in control of the Company.

Our principal stockholder, Daniel T. Denischuk, currently, owns approximately 76% of our common stock. Therefore, he will have significant influence over all matters requiring approval by our stockholders, and will not require the approval of the minority stockholders in order to take any action. In addition, Mr. Denischuk will be able to elect all of the members of our Board of Directors, allowing him to exercise significant control of our affairs and management. In addition, Mr. Denischuk may affect most corporate matters requiring stockholder approval by written consent, without a duly-noticed and duly-held meeting of stockholders. In essence, Mr. Denischuk controls our Company and your vote is of little importance or consequence.


                            DESCRIPTION OF SECURITIES

The following description is a summary and you should read the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

General

We are authorized to issue 75,000,000 shares of common stock, with $0.001 par value. As of February 28, 2005, there were 15,800,000 common shares issued and outstanding. The Board of Directors has authority to issue the balance of 59,200,000 shares of our authorized stock without shareholder consent, on terms and conditions set in the discretion of the Board, which may dilute the value of your stock. All shares of common stock outstanding are validly issued, fully paid for and non-assessable.

Voting Rights

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the holders of common stock holding, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in this event, the holders of the remaining minority shares will not be able to elect any of the directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to the act or action, except as otherwise provided by law.

Dividend Policy.

All shares of common stock are entitled to participate proportionally in dividends if our Board of Directors declares them out of the funds legally available and subordinate to the rights of the holders of loan or other financing documents. These dividends may be paid in cash, property or additional shares of common stock. We have not paid any dividends since our inception and presently anticipate that all earnings will be retained for development of our business. Any future dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors. Therefore, there can be no assurance that any dividends on the common stock will be paid in the future.

Miscellaneous Rights and Provisions.

Holders of common stock have no cumulative voting rights, and no preemptive or other subscription rights, conversion rights, redemption or sinking fund provisions. In the event of our dissolution, whether voluntary or involuntary, each share of common stock is entitled to share proportionally in any assets available for distribution to holders of our equity after satisfaction of all liabilities and payment of the applicable liquidation preference of any outstanding loan or financing documents.

Stock Transfer Agent

Upon completion of this offering, we intend to engage an independent stock transfer agency firm to serve as our registrar and stock transfer agent.

                        SHARES ELIGIBLE FOR FUTURE SALE.

The 3,800,000 shares of common stock registered in this offering will be freely tradable without restrictions under the Securities Act. No shares held by our "affiliates" (officers, directors or 10% shareholders) are being registered hereunder. The remaining 12,000,000 of our outstanding shares are held by one
(1) affiliate: Mr. Denischuk owns 12,000,000 shares, all of which have been held for less than one year.

In general, under Rule 144, as currently in effect, any of our affiliates and any person or persons whose sales are aggregated who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three-month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding any sale. Sales under Rule 144 are also affected by limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for two years may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding any sale.

The 12,000,000 outstanding restricted securities held by the one affiliate, are subject to the sale limitations imposed by Rule 144. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

                                     EXPERTS

ACCOUNTANTS

Our Audited Financial Statements for the period from March 29, 2004 (inception) to October 31, 2004, have been included in this prospectus in reliance upon of Amisano Hanson, Chartered Accountants, 750 West Pender Street, Suite 604, Vancouver, B.C. Canada, V6C 2T7, telephone 604-689-0188, as experts in accounting and auditing.

LEGAL MATTERS


The law office of Michael J. Morrison, Chtd., 1495 Ridgeview Drive, Suite 220, Reno, Nevada 89509, telephone 775-827-6300, has passed upon the validity of the shares offered in connection with this registration statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, the indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against the liabilities, other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings, is asserted by the director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issues.

DESCRIPTION OF BUSINESS

CalCite Corp. is a Nevada corporation, which was originally formed on March 29, 2004. The Company was organized to engage in any lawful corporate business. We have has been in the developmental stage since inception and have a very limited operating history and no revenues. The Company has a plan of operations, and is preparing to become operational, but is not yet operating or receiving revenue. The Company currently has minimal cash for operations.

Mission Statement

The Company plans to market a proprietary water enhancement product, under the name "Cal Cite" water softener, throughout North America (including Canada, the US and Mexico). The water softener is a new technology water softening device using a radio frequency technology for de-ionizing the calcium and magnesium deposits found in most municipal and rural water systems. The technology uses radio frequencies to soften the water.

We have developed the product in-house and intend, in the near future, to apply for a patent for the product with the US patent office in the United States and with the National patent office in Canada.

Water Softeners

A water softener is an appliance used in areas where there is "hard" water. This is water with substantial amounts of magnesium, calcium and iron particles dissolved in it. The minerals in the water can corrode household plumbing and make the household drinking water undrinkable. A water softener is used to make the water safer for plumbing and appliances and to make the water's taste more palatable.

When the water is 'hard', it means that it contains more minerals than ordinary water. Softening the water involves an "ion exchange' to remove the dissolved minerals in the water. These are the minerals that are not trapped in conventional water filtration systems.

There are many kinds of water softeners that use various technologies to neutralize the positively charged ions from the minerals. Conventional water softeners use NaCl (salt) pellets that are added to the water; the salt is used to neutralize the positively charged Magnesium and Calcium ions.

Market Potential

We believe the North American market potential for the Cal Cite water softener is significant. Within the North American market there are over 200 million households. Additionally, there are the commercial and institutional sectors that make up over 75 million offices and other places of work.

The water softener market includes both new customers and those that need to purchase a replacement model. It is in the latter market where the company expects to see the immediate short term growth as the benefits of the new technology will be evident to those using the more conventional systems. The Company expects that the main incentive for these consumers will be economic. With the new customer market segment, the attraction will be the health and safety benefits as well as the economic.

Marketing Approach


Our current proposed marketing approach is to sell the water softeners through retail stores and consumer trade fairs. At this time, Mr. Denischuk will be handling the marketing and advertising efforts and we anticipate, as we get more exposure for the product, we will be required to engage independent third-party sales representatives and similar marketing and advertising organizations to assist in the marketing and advertising efforts, on a solely commission basis. We have identified and contacted one such organization, but have no agreement or arrangement with it at this time and do not know if we will reach an agreement or arrangement with such organization. The Company intends to follow this approach and to take it one step further by also concentrating on the commercial, industrial and institutional (schools and colleges) markets.

With the business market, a business to business direct sales approach will be undertaken. A network of sales people is currently being developed on a pilot basis in the western United States and Canada to concentrate on the residential and business markets. This involves a national independent, third-party sales and marketing organization with whom we are currently discussing marketing and advertising alternatives.

Additionally, the Company intends to establish and maintain a web site to keep customers informed about its products and its uses, and to offer our product(s) for sale on the web site.


The Technology

The Cal Cite water softener is a healthy alternative to conventional water softeners. It uses no chemicals or salts to soften the water.

The new Cal Cite water softener technology consists of a fully computerized unit with microchip technology. Like a conventional water softener, it prevents lime scale build up in the plumbing system while, at the same time, de-scaling the plumbing and appliances.


Unlike existing water softeners and detergents, the Cal Cite water softener does not require constant application. Once the unit is turned on, the user will not have to add any products or manage the unit. It is maintenance-free. The product looks similar to a long electrical extension cord. Its distinction from other competing products lies in the fact that it is used and operates by wrapping it on the outside of the pipes carrying the water, and plug one end of the coil into an electrical outlet. No portion of the product ever comes into contact with the water.


This new technology, we believe, also requires less detergent for laundry and less soap for bathing. The long-term costs of both softeners and detergents can be substantial, depending on the condition of the water source. With the Cal Cite product, the customer pays a modest price for the unit. We have not yet set the sale price for the unit. The Company also intends to offer a 100 day-no-questions-asked guarantee on the product, whereby the purchaser will receive all money paid upon return of the unit to us. We are currently working on the terms and protocol for a guarantee on the product.

The benefits of a water softener

As consumers become more aware of the health and safety benefits of water softeners, use will become more widespread in the residential and commercial sectors.


As reported in Water Review, Vol. 8, No. 1 (1993), "Soft Water: The Economical Solution", published by the Water Quality Research Council, the benefits of water softener use are many, including:


      o     Less use of laundry soft
      o Less calcium built up in household appliances (coffee makers, irons, washing machines etc)
      o     Less corrosion of household plumbing
      o     Softer skin after bathing and showering
      o     More palatable drinking water.

BUSINESS DEVELOPMENT

We were incorporated in the State of Nevada on March 29, 2004, for the purpose of engaging in any lawful activity.

PRINCIPAL PRODUCTS AND SERVICES


We intend to market the Cal Cite product, which we developed in-house and intend to have it manufactured by an independent third party. We have not yet identified the manufacturing company and have no arrangements or agreements with any party relating to the manufacturing of the product. Our cost for producing the product in-house is US$28.00 per unit, which includes $9.00 for the manufacturing of the circuit board for the product, which will be manufactured by an independent third-party electronics company, of which there are many capable of producing the board. The other components of the product are oof-the-shelf electrical products, such as wires and plugs. We anticipate the cost for an independent third -party manufacturer to produce the finished product, including the circuit board, will be less than $28.00 per unit, based upon what we believe will result from economies of scale.

We intend to establish a website to provide information concerning water softening technology and research resources and services available in the areas of water softening and related issues.


The proposed website is planned to provide interested parties services, information and resources dealing with water softening information. Through our proposed website, we intend to provide information on water softening and related informational issues. In addition, we intend to provide links to other water-related articles and resources of interest. We also intend to market and sell our product through the proposed website.

We intend to have consumers pay for our products by debit or credit card or purchased by cashier's check or money order.

We plan to process most orders online by online credit card or cybercash systems. We currently are developing the ability to process online orders. In addition, we have researched the needs of our planned website functions and the fees associated with the services needed to fulfill those needs.

Our website content is planned to consist of information relating to the water softening industry, in particular content dealing with water quality and related issues. More expansive information may be developed and offered in the future. Our web site and content is currently being developed in-house.

At this time, we do not intend to provide any other products or services.


DISTRIBUTION


We plan to market our proposed products and deliver our services through our proposed website and conventional water product outlets. As of the date of this prospectus, we have identified an Internet service provider and a web site developer, which will be necessary to execute our plan of business. We do not have any agreements with the proposed internet service provider or web site developer. We plan to establish our market through email advertising and through sub-licensing the marketing and distribution our proposed products on a geographic basis. We have not yet contacted or entered into any discussions relating the any sub-licenses and have not yet identified any parties to whom we may sub-license any marketing or distribution rights. We have not conducted any market testing to determine the size of the market for our proposed products and services. We intend to use an independent third-party database manager to do our e-mail advertising and marketing. We have not yet contacted or entered into any agreements for such services, but are performing research to identify and locate firms that perform such services. Our research, to date, indicates there are many such firms available to perform such services.


NEW PRODUCTS OR SERVICES.

Other than the product and services described in this prospectus, we currently have no new products or services announced or planned to be announced to the public.

Competitive Business Conditions

We will face competition from all aspects of the emerging water softening-related business and industry. We will compete with companies that have superior experience and/or services which they now, or may, in the future, offer to their potential or existing customers. Many of these companies have other sources of revenues. In addition, these companies may have better marketing and distribution channels. There can be no assurance that we will be able to compete effectively in this highly competitive industry, which could have a material adverse impact upon market acceptance of our proposed business.

Our main, existing and potential competitors for our proposed business are any business in the water softening business. Some of the primary service and information providers and competitors are Calgon and Sears.

OUR COMPETITIVE POSITION

We believe competition takes place on many levels, including pricing, convenience in obtaining information, specialization, and breadth of products and services offered. We also intend to serve as a site for water softening and product information on the Internet, and provide what we believe is an unbiased comprehensive information source, as well as marketplace and facilitator for water softening-related information.

Our objective is to provide a service on our proposed website that helps the consumer cut through the often perceived clutter, confusion and noise of the marketplace and help them make an informed decision regarding whether the products and services offered are appropriate for them.


Within the industry, we intend to attempt to brand our proposed website as the consumer's partner in his or her search for the most reliable water softening products and information source. We will attempt to provide the consumers with a one-stop shopping destination where they can access information and decision support tools, such as any related news on topics relating to water softening. However, we have no assurance we will be successful in differentiating ourselves from our competitors, or that we will be successful in providing acceptable products, services or competing in the marketplace for our proposed products and services. We plan to use the internet to advertise our proposed products and services, by paying other websites, including internet search engines and consumer home product-related sites, to place a link to our website on their website. We anticipate the cost of this form of advertising will cost approximately $2,000 per month over the next 12 months (total of $24,000.00). Based on our research, this rate is competitive for similar services.


By offering a specialized water softening information, we will be targeting those consumers who are looking to obtain specialized information.

We expect that our operations will depend on a number of third parties over which we will have limited control. Specifically, we do not plan to own an Internet gateway, but instead we will rely on a third-party, independent and unrelated Internet Service Provider to host our proposed website. We may experience interruptions in our proposed website connection and our telecommunications access due to our reliance upon third parties. This could result in loss of business and revenues. We anticipate that we will use software that is dependent on an operating system, database and server software developed and produced by and licensed by independent third parties. We may discover errors and defects in this third party software and rely on the third parties to correct these errors and defects in a timely manner. Accordingly, continuous or prolonged interruptions in our proposed website connection or in our telecommunications access would have an adverse effect upon consumer perception of our ability to provide information in a timely and efficient manner.

We may be required to expend significant capital and other resources to protect against security breaches or to alleviate problems caused by breaches. Concerns over the security of Internet transactions and the privacy of users may also inhibit the growth of the Internet generally, and the World Wide Web in particular, especially as a means of conducting commercial transactions. To the extent that our future activities or those of third party contractors whom we may use involve the storage and transmission of proprietary information, such as energy information and data and credit card numbers, security breaches could expose us to a risk of loss or litigation. There can be no assurance that we will be able to implement security measures that will prevent security breaches.

SOURCES AND AVAILABILITY OF RAW MATERIALS

As of the date of this prospectus, we have no requirement for raw materials in our business.

CUSTOMER BASE

As of the date of this prospectus, the Company has received no revenues. We do not anticipate we will depend on one or a few major customers. There can be no assurance that this assumption is correct.

Our intended principal market of customers is expected to be the people who are aware of the problem with water hardness problems. We intend to target this market using internet advertising and promotion of our proposed website through links on other water- related websites, which we currently anticipate will cost us approximately $24,000 over the next 12 months. Although we cannot clearly determine or identify those who may see our marketing efforts or seek our proposed services or products, we believe that persons visiting these websites could be included in our target market. We do not feel that the costs to advertise and market through the internet is a barrier to our entry. We have not performed any marketing studies to assess whether a potential market exists for our proposed services and products, but we believe that there is such a market based on the existence of other web-based data banks and the number of articles about water softening information. We do not intend to perform any marketing studies prior to beginning operations. Based on the costs of similar services, we believe we can sustain a market for our proposed services and product.

INTELLECTUAL PROPERTY


We have no intellectual property other than our proprietary water technology. We do not have any patents protecting our proprietary technology.


GOVERNMENTAL REGULATION ISSUES

We are not now affected by direct government regulation. Based on our research, we do not believe the products and services we intend to offer require approval from state or federal agencies. However, we are affected by laws, rules and regulations directly applicable to access to or commerce on the Internet generally because we intend to advertise and market our product on the internet, through our web site, and other web sites. However, due to increasing usage of the Internet, a number of laws and regulations may be adopted relating to the Internet, covering user privacy, pricing, and characteristics and quality of products and services. Furthermore, the growth and development for Internet commerce may prompt more stringent consumer protection laws imposing additional burdens on those companies conducting business over the Internet. The adoption of any additional laws or regulations may decrease the growth of the Internet, which, in turn, could decrease the demand for Internet services and increase the cost of doing business on the Internet. These factors may have an adverse effect on our business, results of operations and financial condition.

Moreover, the interpretation of sales tax, libel and personal privacy laws applied to Internet commerce is uncertain and unresolved. We may be required to qualify to do business as a foreign corporation in each state or foreign country. Our failure to qualify as a foreign corporation in a jurisdiction where we are required to do so could subject us to taxes and penalties. Any existing or new legislation or regulation, including state sales tax, or the application of laws or regulations from jurisdictions whose laws do not currently apply to our business, could have a material adverse effect on our business, results of operations and financial condition.

RESEARCH AND DEVELOPMENT


To date, we have engaged in research and development, including design and testing, to develop the Cal Cite water softener product. We have developed the product in-house, using the engineering, design and testing services of Stejan Warness. We intend to have a third-party manufacture the product for marketing and sale by us.


ENVIRONMENTAL LAW COMPLIANCE

To the extent which environmental compliance may be necessary, we do not anticipate any significant compliance expense.

EMPLOYEES.

Our only employees at the present time are our officers and directors, who will devote as much time as they determine is necessary to carry out the business of the Company.

REPORTS TO SECURITY HOLDERS.

After the effective date of this registration statement, we will be a reporting company under the requirements of the Exchange Act and will file quarterly, annual and other reports with the Securities and Exchange Commission. Our annual report will contain the required audited financial statements. We are not required to deliver an annual report to security holders and will not voluntarily deliver a copy of the annual report to the security holders. The reports and other information filed by us will be available for inspection and copying at the public reference facilities of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

Copies of the material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a World Wide Website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.

PLAN OF OPERATIONS

The discussion contained in this prospectus contains "FORWARD-LOOKING STATEMENTS" that involve risk and uncertainties. These statements may be identified by the use of terminology such as "BELIEVES," "EXPECTS," "MAY," "SHOULD" or "ANTICIPATES" or expressing this terminology negatively or similar expressions or by discussions of strategy. The cautionary statements made in this prospectus are applicable to all related forward-looking statements wherever they appear in this prospectus. Our actual results could differ materially from those discussed in this prospectus. Important factors that could cause or contribute to these differences include those discussed under the caption entitled "RISK FACTORS," as well as those discussed elsewhere in this registration statement.

We are a development stage company with limited operations or revenues. We are unable to satisfy cash requirements without management's financial support or other funding The Company has raised the total of $38,000 through Private Placements (see page 32 "Recent Sales of Unregistered Securities"). As at October 31, 2004, the Company had a working capital deficiency of $22,891, had, and currently has, not yet commenced operations and has accumulated losses totaling $72,891 since inception. We anticipate, but have no assurance, that we may need to meet our cash requirements for the foreseeable future through the financial support of our management, but there is no understanding or agreement with management to do so. Management's capital contributions may be accomplished through interest bearing promissory notes between our company and management. We have not determined the amount of funds that will be necessary for management to contribute at this time. Nor is there any assurance our management will have funds available to loan us as and when we require funds. In this event, we will be required to seek loans and/or equity funding from third parties, and there is no assurance we will be able to do so.

The Company's proposed website will be used as a marketing and sales tool. It is intended to provide a water softening and related information resource. The instructions and examples on our proposed website are planned to allow potential consumers to quickly begin the search for water softening information.

We anticipate that most orders for our proposed services and products will occur by online credit card or cybercash systems. We plan to take orders online through an order form and are currently developing the ability to process online orders.

Over the next twelve months, we plan to further develop our proposed website to provide marketing and information concerning our proposed products. Specifically, during the next 12 months, we anticipate focusing our efforts on the following specific areas of operations:

      1.    Internet marketing
      2.    Maintaining and enhancing content of our proposed website
      3.    Sub-Licensing agreements
      4.    Establishing and expanding marketing for our proposed products

We will require additional funds to develop our proposed website. We currently need to raise additional funds, but we have not yet determined how, where or when we will obtain these funds. There is no assurance that we will be able to obtain financing for our business development, if, as and when required, or on terms favorable to the Company. If adequate funds are not available to us, we believe that our business development will be adversely affected. To sustain operations over the next 12 months we are anticipating total funding requirements of $60,000. We currently have nominal cash.

Assuming we are successful in raising the necessary funds, in the amount of $60,000.00, of which there can be no assurance, we intend to use the funds over the next 12 months, as follows:

      o internet advertising and promotion on other water-related related websites - $24,000
      o     development of our website - $6,000
      o manufacturing of Cal Cite product (approximately 700 finished products)- $20,000
      o     patent application - $5,000
      o     administrative and working capital - $5,000


In the end of the period ended October 31, 2004, the Company had cash available in the amount of $234. This cash is not sufficient to fund operations. The Company will immediately need to seek additional funding in the form of equity or debt. We believe we are ready to commence production of the product and will do so upon raising the necessary capital to do so. With this capital, we believe we can have the product manufactured within 90 days and could start generating revenues within 60 days thereafter. Mr. Denischuk will be responsible for supervising and implementing all aspects of our business plan.


Our future capital requirements will also depend on one or more of the following factors:

-     market acceptance of our proposed products;
- the extent and progress of our proposed website information development programs;
-     competing technological and market developments; and
-     the costs of marketing our proposed products.

There can be no assurance that funding will be available on favorable terms to permit successful marketing of our proposed products or be successful in our proposed business operations.

In addition, we have no further credit facility or other committed sources of capital. We may be unable to establish credit arrangements on satisfactory terms, if at all. If capital resources are insufficient to meet our future capital requirements, we may have to raise additional funds to continue development of our website. There can be no assurance that the funds will be available on favorable terms, if at all.

To the extent that additional capital is raised through the sale of equity and/or convertible debt securities, the issuance of the securities will likely result in dilution to our shareholders.

We anticipate we will generate revenues from the accumulation of information and data, in a legal state, to our proposed website, and through the sale of advertisements. There is no assurance that we will be successful in the marketing our services or products. We have no other proposed sources of revenue. Therefore, if we are not successful in this regard, we will be unable to achieve revenues under our current business plan.

If our company or its management receives proceeds from the sales of the securities by the selling security shareholders, which neither the company nor its management has any intent to do, those persons may have conducted an illegal distribution of our securities and may be deemed underwriters. Accordingly, they will have liability for any material misrepresentations or omissions in this document and otherwise in the offer and sale of securities.

We do not anticipate significant research and development expenses over the next twelve months. We do not expect to purchase or sell any plant and significant equipment or make any significant changes in the number of employees over the next twelve months.


In the event we do not obtain additional capital through loans from management or equity and debt offerings, we may not be able to meet our financial needs and may reduce or cease business operations. Alternatively, we may seek to be acquired by a water treatment competitor or similar entity.

We have no committed source of capital and no plans to enter into any such arrangements. However, we will seek such capital upon completion of this registration statement. We have not yet identified or contacted any source of capital.


DESCRIPTION OF PROPERTY

We do not own any real property at this time, and we conduct our business from a small office space, at no cost, with our Director and President.

The Company believes that existing facilities are adequate for its needs through September 2005. Should the Company require additional space at that time, or prior thereto, the Company will attempt to secure space can on commercially reasonable terms and without undue operational disruption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


Other than the sale of shares to our officers and directors, we have not entered into any transactions with our officers, directors, persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons, except as described herein. We are not a subsidiary of any other company. Mr. Denischuk provided organizational and consulting services valued at $12,000 for his 12,000,000 shares of restricted Common Stock. The sum of $16,125.00 is owed to Thomas Milne, an officer and director.

Mr. Malcolm Avery was paid $34,880 owed to him by the Company as and for a loan. In addition, we have paid Stejan Warness, an employee, for the design, engineering and testing of our product.

Our officers and directors are deemed to be "promoters" of the Company.


Our management has contributed no capital to our Company. Certain outside investors have made $38,000 of capital contributions to our Company. The Company has raised the total of $38,000 through Private Placements (see page 32, heading "Recent Sales of Unregistered Securities").

The Company was charged $34,880 by certain shareholders of the Company for design and testing fees related to the radio frequency water softening device to be marketed by the Company.

A total of $16,125 is due to one of our directors who advanced such funds to the Company. The advance was on an unsecured, non-interest bearing basis, with no specific terms for repayment.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

Market Information.

Our common stock is not traded on any exchange. We plan to eventually seek listing on the OTC Bulletin Board, once our registration statement has cleared comments of the Securities and Exchange Commission, and the N.A.S.D. We cannot guarantee that we will obtain a listing. There is no trading activity in our securities, and there can be no assurance that a regular trading market for our common stock will ever be developed.

A market maker sponsoring a company's securities is required to obtain a listing of the securities on any of the public trading markets, including the Over-the-Counter Bulletin Board ("OTCBB"). If we are unable to obtain a market maker for our securities, we will be unable to develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the requirements for a quotation or that the securities will be accepted for listing on the OTCBB.

We intend to apply for listing of the securities on the OTCBB, but there can be no assurance that we will be able to obtain this listing. The OTCBB securities are not listed and traded on the floor of an organized national or regional stock exchanges. Instead, OTCBB securities transactions are conducted through a telephone and computer network connecting dealers in stocks. Over-the-counter stocks are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

However, broker-dealers may be discouraged from effecting transactions in our Shares because they will be considered penny stocks and will be subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934, as amended, impose sales practice and disclosure requirements on NASD brokers-dealers who make a market in a "penny stock." A penny stock generally includes any non-NASDAQ equity security that has a market price of less than $5.00 per share. Assuming we get our shares listed for trading, purchases and sales of our shares are expected to be generally facilitated by NASD broker-dealers who will act as market makers for our shares. The additional sales practice and disclosure requirements imposed upon brokers-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market, assuming one develops.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transactions is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.


As of October 31, 2004, and as of July 15, 2005, there were 58 holders of record of our common stock.


EXECUTIVE COMPENSATION

No executive compensation has been paid since our inception.

FINANCIAL STATEMENTS

                                  CALCITE CORP.

                          (A Development Stage Company)

                         REPORT AND FINANCIAL STATEMENTS

                                October 31, 2004

                             (Stated in US Dollars)

TERRY AMISANO LTD.                                               AMISANO HANSON
KEVIN HANSON, CA                                          CHARTERED ACCOUNTANTS



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders,
Calcite Corp.
(A Development Stage Company)

We have audited the accompanying balance sheet of Calcite Corp. (A Development Stage Company) as of October 31, 2004 and the related statements of operations, cash flows and stockholders' deficiency from March 29, 2004 (Date of Incorporation) to October 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Calcite Corp. as of October 31, 2004 and the results of its operations and its cash flows for the period from March 29, 2004 (Date of Incorporation) to October 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has not yet achieved profitable operations and is dependent upon its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada                                              "AMISANO HANSON"
January 31, 2005                                         CHARTERED  ACCOUNTANTS

750 WEST PENDER STREET, SUITE 604                      TELEPHONE:  604-689-0188
VANCOUVER CANADA                                       FACSIMILE:  604-689-9773
V6C 2T7                                              E-MAIL:  amishan@telus.net

                             SEE ACCOMPANYING NOTES
                                  CALCITE CORP.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                October 31, 2004
                             (Stated in US Dollars)

                              ASSETS
Current
    Cash                                               $    234
                                                       ========

                           LIABILITIES
Current
    Accounts payable and accrued liabilities           $  7,000
    Due to related party - Note 3                        16,125
                                                       --------

                                                         23,125
                                                       --------

                     STOCKHOLDERS' DEFICIENCY

Common stock, $0.001 par value
    75,000,000 shares authorized
    15,800,000 shares issued and outstanding             15,800
Additional paid-in capital                               34,200
Deficit accumulated during the development stage        (72,891)
                                                       --------

                                                        (22,891)
                                                       --------

                                                       $    234
                                                       ========

Nature and Continuance of Operations - Note 1

                             SEE ACCOMPANYING NOTES

                                  CALCITE CORP.
                          (A Development Stage Company)
                             STATEMENT OF OPERATIONS
    for the period March 29, 2004 (Date of Incorporation) to October 31, 2004
                             (Stated in US Dollars)


General and Administrative Expenses
    Bank charges and interest                   $        256
    Design and testing fees - Note 3                  34,880
    Consulting fees - Note 3                          15,000
    Professional fees                                 22,755
                                                ------------

Net loss for the period                         $    (72,891)
                                                ============

Basic and diluted loss per share                $      (0.01)
                                                ============

Weighted average number of shares outstanding     15,014,815
                                                ============


                             SEE ACCOMPANYING NOTES

                                  CALCITE CORP.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
    for the period March 29, 2004 (Date of Incorporation) to October 31, 2004
                             (Stated in US Dollars)

Cash flows from Operating Activities
    Net loss for the period                                           $(72,891)

    Charges to income not affecting cash:
      Shares issued for services                                        12,000
                                                                      --------

                                                                       (60,891)
    Changes in non-cash working capital item related to operations:
      Accounts payable and accrued liabilities                           7,000
                                                                      --------

Net cash used in operating activities                                  (53,891)
                                                                      --------

Cash flow from Financing Activities
    Due to related party                                                16,125
    Common share issuance                                               38,000
                                                                      --------

Net cash provided by financing activities                               54,125
                                                                      --------

Increase in cash during the period                                    $    234

Cash, beginning of period                                                   --
                                                                      --------

Cash, end of period                                                   $    234
                                                                      ========

Supplemental disclosure of cash flow information Cash paid for:
      Interest                                                        $     --
                                                                      ========

      Income taxes                                                    $     --
                                                                      ========

                             SEE ACCOMPANYING NOTES

                                  CALCITE CORP.
                          (A Development Stage Company)
                           STATEMENT OF STOCKHOLDERS'
                DEFICIENCY for the period March 29, 2004 (Date of
                       Incorporation) to October 31, 2004
                             (Stated in US Dollars)

                                                                                            Deficit
                                                                                          Accumulated
                                               Common Stock              Additional       During the
                                               ------------                Paid-in        Development
                               Number       Par Value       Capital         Stage            Total
                            ------------   ------------   ------------   ------------    ------------
Capital stock issued
Issued for services -
  April 2, 2004 at $0.001     12,000,000   $     12,000   $         --   $         --    $     12,000
Issued for cash -
  April 30, 2004 at $0.01      3,800,000          3,800         34,200             --          38,000
Net loss for the period               --             --             --        (72,891)        (72,891)
                            ------------   ------------   ------------   ------------    ------------

Balance, October 31, 2004     15,800,000   $     15,800   $     34,200   $    (72,891)   $    (22,891)
                            ============   ============   ============   ============    ============

                             SEE ACCOMPANYING NOTES

                                  CALCITE CORP.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                                October 31, 2004
                             (Stated in US Dollars)

Note 1        Nature and Continuance of Operations

              The Company was incorporated in the State of Nevada, United States of America on March 29, 2004 and the fiscal year end is December
              31. The Company intends to design and market radio frequency water softening devices and has incurred expenses to evaluate related devices.

              The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As of October 31, 2004, the Company has a working capital deficiency of $22,891, has not yet achieved profitable operations and has accumulated losses totaling $72,891 since inception, which raises substantial doubt that the Company will be able to continue as a going concern. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations. Management has plans to seek additional capital through equity financing. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amount of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Note 2        Summary of Significant Accounting Policies

              The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgment. Actual results may vary from these estimates.

              The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

              Development Stage Company

              The Company is a development stage company as defined in Financial Accounting Standard Board Statement No. 7.

Note 2        Summary of Significant Accounting Policies - (cont'd)

              Foreign Currency Translation

              Monetary assets and liabilities are translated into American dollars at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses on transactions denominated in currencies other than the functional currency are included in the determination of net income (loss) for the period.

              Income Taxes

              The Company uses the asset and liability method of accounting for income taxes pursuant to Statement of Financial Accounting Standards, No. 109 "Accounting for Income Taxes" ("FAS 109"). Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

              Basic and Diluted Loss Per Share

              The Company reports basic and diluted loss per share in accordance with the Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the period. The Company has no dilutive potential common shares which would give rise to calculation of diluted loss per share.

              Fair Value of Financial Instruments

              The carrying value of the Company's financial instruments, consisting of cash and accounts payable and accrued liabilities approximate their fair value due to the short maturity of such instruments. Amounts due to related party also approximates fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

              New Accounting Standards

              Management does not believe that any recently issued but not effective accounting standards if currently adopted could have a material affect on the accompanying financial statements.

Note 2        Summary of Significant Accounting Policies - (cont'd)

                  Research and Development

              Research and development costs include design and testing costs, which are expensed as they are incurred.

Note 3        Related Party Transactions

              The Company was charged $12,000 by a director of the Company for consulting fees with respect to services provided in organizing the corporation. These fees were paid by the issuance of 12,000,000 common shares of the Company at $0.001 per share.

              The Company was charged $34,880 by shareholders of the Company for design and testing fees with respect to its radio frequency water softening device.

              These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

              The amount of $16,125 due to related party is comprised of advances from a director, are unsecured, non-interest bearing and have no specific terms for repayment.

Note 4        Deferred Tax Assets

              The following table summarizes the significant components of the Company's deferred tax assets, after applying the enacted corporation income tax rate:

                                                    Total
                                                    -----
Deferred Tax Assets
    Non-capital losses carried forward            $ 29,200

Valuation allowance for future income tax asset    (29,200)
                                                  --------

                                                  $     --
                                                  ========


              The amount taken into income as future income tax assets must reflect that portion of the income tax loss carryforward that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carry forwards. The Company's accumulated loss carry forward for its first year ended December 31, 2004 is available to offset taxable income of future years at various rates until 2025.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The accounting firm of Amisano Hanson, Chartered Accountants audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

DEALER PROSPECTUS DELIVERY REQUIREMENT

Until __________________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our Articles of Incorporation and By laws provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Nevada law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. Our By-laws contain provisions to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance.

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by our corporation in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling Security Holders will pay no offering expenses. At this date, $29,545 of the total expenses has been paid. The selling shareholder expenses are included in the $36,000 expense figure.


ITEM EXPENSE

                  SEC Registration Fee           $    45.00
                  Legal Fees and Expenses        $25,000.00
                  Accounting Fees and Expenses   $ 8,000.00
                  Blue Sky Filings               $ 1,000.00
                  Miscellaneous/Reserve          $  1955.00
                                                 ==========
                  Total                          $36,000.00


                     RECENT SALES OF UNREGISTERED SECURITIES

From March 2004 through October 2004, we issued 15,800,000 shares of our Common Stock, with par value $.001, under exemptions from registration provided in Regulation S promulgated under the Securities Act and/or Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D. No underwriters were used in these transactions, and no fees or commissions were paid to anyone.

In March 2004, we issued 12,000,000 shares of our restricted common stock to Mr. Denischuk, one of our three (3) founders and officers, and "accredited" investor, as that term is defined in Regulation D, Rule 501 (by virtue of his status as a founder and officer of the company), for $12,000.00 valuation for his services as an organizer, promoter and officer of the company. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person.

In March 2004, we issued 3,800,000 shares of our common stock for $0.01 per share, or aggregate cash proceeds of US$38,000.00. This transaction involved 57 purchasers. The transaction with 55 of the purchasers was exempt from registration pursuant to Regulation S of the Securities Act of 1933, based on offshore transactions involving all non-U.S. persons in sales that took place entirely outside the U.S. These were Category 3 transactions under Rule 903, and satisfied the provisions of Rule 903 (i) and (iii) by: implementing offering restrictions; making the sale only to non-U.S. persons, who certified same; restricting the resale to transactions done only in accordance with the provisions of Rules 901-905, and Preliminary Notes; imposing a restrictive legend on the securities; and the Company agreeing by contract not to register any transfer not done pursuant to Regulation S.

The March 2004 transaction also involved 2 purchasers in the U.S. The issuance was made in reliance of Rule 506 under Regulation D and/or under Section 4(2) of the Securities Act of 1933, as amended, as a private transaction, not involving a public offering. These securities were sold directly by the Company. The offerings were conducted without engaging in any advertising or general solicitation of any kind and without payment of underwriting discounts or commissions to any person. This investors were each an "accredited" investor, as that term is defined in Regulation D, Rule 501.

EXHIBITS

Exhibit
Number            Exhibit Description
-------           -------------------

3.1              Articles of Incorporation*
3.2              Bylaws*
4                Instrument Defining the Right of Holders - Share Certificate*
5                Legal Opinion*
23               Consent of Experts*
99               Form of Lock-Up Agreement

*Previously filed with SB-2, filed March 7, 2005.


UNDERTAKINGS

Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrant hereby undertakes to:

      1. File, during any period in which we offer or sell securities, a post-effective amendment to this registration statement to:

i.    Include any prospectus required by section 10(a)(3) of the Securities Act;

ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. Include any additional or changed material information on the plan of distribution.

      2. For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      3. File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2, and authorized this registration statement to be singed on its behalf by the undersigned, in Calgary, Alberta, Canada, on this 18th day of July, 2005.


CALCITE CORP.



By: /s/ Daniel T. Denischuk
    ----------------------------------
    Daniel T. Denischuk, President


Date: July 18, 2005

In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



/s/ Daniel T. Denischuk          /s/  Thomas Milne
---------------------------      ---------------------------------
    Daniel T. Denischuk               Thomas Milne

    Title: President, CEO and    Title: Treasurer, Chief  Financial Officer and
             Director                           Director


    Date:  July 18, 2005          Date: July 18, 2005